The Prudential Investment Portfolios, Inc.
     -Jennison Growth Fund
     -Jennison Equity Opportunity Fund
     -Dryden Active Allocation Fund
     - JennisonDryden Conservative Allocation Fund
     - JennisonDryden Moderate Allocation Fund
     - JennisonDryden Growth Allocation Fund

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


                                             May 30, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                    Re: The Prudential Investment Portfolios,
Inc.
                          File No. 811-07343


Ladies and Gentlemen:

     Enclosed please find the Semi-Annual Report on Form N-SAR for The Prudential Investment Portfolios, Inc. for the semi-annual period ended March 31, 2008. The Form N-SAR was filed using the EDGAR system.



                                   Very truly yours,


                                   /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary


This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of May, 2008.


           The Prudential Investment Portfolios, Inc.


Witness: /s/ Liliana Santos             By:/s/ Jonathan D. Shain
        Liliana Santos                  Jonathan D. Shain
                                        Assistant Secretary





























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